Exhibit 32

Written Statement of Chief Executive Officer and Principal Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Principal Financial Officer of HealtheTech, Inc, a Delaware corporation (the “Company”), each hereby certifies that, to his/her knowledge on the date hereof:

(a)	the Form 10-K of the Company for the fiscal year ended December 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Dennis

James W. Dennis
Chairman & Chief Executive Officer
March 29, 2004

/s/ Sandy D. MacPherson

Sandy D. MacPherson
President and Chief Operating Officer
(Principal Financial Officer)
March 29, 2004